Exhibit 10.7
CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

June 6, 2017

Selecta Biosciences, Inc.
480 Arsenal Street, Building One
Watertown, MA 02472
Attention: General Counsel
Facsimile No.: 617-924-3454

RE:    Letter Agreement Regarding Selecta/Spark License and Option Agreement

Dear Sir or Madam:

This letter agreement (the “Letter Agreement”) confirms the understanding between Selecta Biosciences, Inc. (“Selecta”) and Spark Therapeutics, Inc. (“Spark” and, together with Selecta, the “Parties”) with respect to certain rights, remedies and obligations of the Parties pursuant to that certain License and Option Agreement between the Parties dated as of December 2, 2016, as such agreement may be amended pursuant to its terms (the “License Agreement”) and that certain Stock Purchase Agreement between the Parties dated as of December 2, 2016, as such agreement may be amended pursuant to its terms (the “Stock Purchase Agreement”). Any capitalized terms not defined in this Letter Agreement shall have the meanings ascribed to them in the License Agreement or the Stock Purchase Agreement, as applicable.

1.First Acquisition Right Shares. The Parties hereby agree that Spark is hereby deemed to have timely delivered the FAR Notice and that May 31, 2017 shall be considered the date on which Spark delivered such FAR Notice, each for purposes of Section 2.4 of the Stock Purchase Agreement.  Selecta hereby waives any and all rights it that it may have to terminate the Stock Purchase Agreement pursuant to Section 8.2(a)(i) of the Stock Purchase Agreement. Subject to Spark’s purchase of the First Acquisition Right Shares by 5 P.M. Eastern Time on June 8, 2017 in accordance with the Stock Purchase Agreement, and Selecta hereby waives any and all rights that it may have to terminate the License Agreement pursuant to Section 9.2(f)(ii) and (iii) of the License Agreement with respect to the purchase of the First Acquisition Right Shares.

2.Second Scheduled Payment. The Parties hereby agree that Spark shall make the Scheduled Payment described in Section 6.1(b) of the License Agreement no later than June 6, 2017. Subject to Spark’s timely payment of such Scheduled Payment pursuant to this Paragraph 2, Selecta hereby waives any and all rights that it may have pursuant to Sections 9.2(e) of the License Agreement with respect to such Scheduled Payment.

3.Reimbursement. Selecta hereby agrees to reimburse Spark for all costs and expenses, including, without limitation, the cost of materials provided by Selecta, actually incurred by Spark (without markup or administrative fees imposed by Spark) with respect to Spark’s pre-clinical research studies and/or Development of any Licensed Product pursuant to the License Agreement, up to an aggregate maximum of [***] and for up to [***] from the date of this Letter

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement. Spark’s FTE rate shall not exceed the Selecta FTE Rate in the License Agreement. Spark shall not seek reimbursement for aggregate employee time in excess of [***] for the preclinical work under this Letter Agreement. Spark shall invoice Selecta after the end of each calendar quarter for all such detailed costs and expenses for which Spark is seeking reimbursement and Selecta shall pay the invoiced amount within [***] after receipt thereof. Spark agrees to provide Selecta written reports on the results of any preclinical studies for which Spark seeks reimbursement from Selecta under this paragraph 3 (which reports shall exclude anything specific to [***] including the specific [***] used in such activities and excluding specific [***]). Spark shall endeavor to answer Selecta’s reasonable questions regarding such reports, provided that Spark shall not be required to answer questions regarding anything specific to [***] including the [***]. For clarity, such reimbursement for expenses shall be paid by Selecta for pre-clinical work conducted during the term of the License Agreement and such reimbursement obligation shall survive termination of the License Agreement even if such invoice is delivered to Selecta after termination of the License Agreement.

4.    Severability. In case any one or more of the provisions contained in this Letter Agreement will, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability, will not affect any other provision of this Letter Agreement, and the Parties will negotiate in good faith to modify this Letter Agreement to preserve (to the extent possible) their original intent.

5.    Counterparts. This Letter Agreement, or any part thereof requiring signing by the Parties, may be executed in separate counterparts, each of which will be an original as against any Party whose signature appears thereon but all of which together will constitute one and the same instrument. A facsimile transmission of the signed Letter Agreement, and those parts thereof requiring signing by the Parties, will be legal and binding on the Parties.

6.    Amendments. No amendment or modification of or supplement to the terms of this Letter Agreement will be binding on a Party unless reduced to writing and signed by all Parties.

7.    Entire Agreement. This Letter Agreement, the License Agreement and the Stock Purchase Agreement set forth the entire agreement among the Parties as to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties as to the subject matter hereof. The terms of this Letter Agreement shall control over any contrary terms of the License Agreement or Stock Purchase Agreement. This Letter Agreement and all disputes arising out of or related to this Letter Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, will be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to conflict of laws principles.
[END OF PAGE. SIGNATURE PAGE FOLLOWS]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

This Letter Agreement is signed below by authorized representatives of Selecta and Spark respectively indicating such Parties’ acceptance of the terms and conditions of this Letter Agreement.

Spark Therapeutics, Inc.

/s/ Joseph W. La Barge
By:	Joseph W. LaBarge
Title:	General Counsel

AGREED AND ACCEPTED:
Selecta Biosciences, Inc.

/s/ David Abraham
By:	David Abraham
Title:	General Counsel, CCO, Corp. Sec’y.